CONTACT:                                                                                                            FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                                           MONDAY, MARCH 8, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. EXECUTIVE ANNOUNCES
PLANS FOR RETIREMENT

Dubuque, Iowa, March 8, 2010—Heartland Financial USA, Inc. (NASDAQ: HTLF) today announced the planned retirement of Paul J. Peckosh, who has served in various Trust and Wealth Management capacities for 35 years. Peckosh has held the position of Executive Vice President, Wealth Management since 2008. Prior to that, he served as Senior Vice President of Heartland since 1999. Peckosh is responsible for the administration of Wealth Management services at the seven Heartland banks with Trust powers.

Peckosh announced his plans for retirement on March 2, 2010. His retirement becomes effective on April 4, 2011. A replacement for Peckosh has yet to be selected.

Peckosh has been employed by Dubuque Bank and Trust Company, a subsidiary of Heartland, since 1975. He was appointed Assistant Vice President of the bank’s Trust Department in 1975; Vice President, Trust in 1980; Senior Vice President, Trust in 1991; and Executive Vice President, Trust in 2000. Peckosh is an attorney and graduated from Loras College, Dubuque; the Marquette University of Law School, Milwaukee; and the Graduate School of Banking at the University of Wisconsin – Madison. He is past President of the Dubuque County Bar Association.

“For more than 35 years, Paul has served in the critical roles of strategic planning and directing Heartland’s Wealth Management Services that began as a trust department with just four employees and assets of $3.5 million. Now as the Wealth Management Group, it has more than 60 employees, provides services in seven states, and has more than $1.7 billion in assets under its supervision,” said Lynn B. Fuller, Chairman, President and CEO of Heartland. “The growth has been incredible.”

During his tenure with the company, Peckosh has been guided by a strong belief in the fiduciary obligation he and his staff owe to their clients. He also believes his staff is the most important asset the bank has in delivering high quality Wealth Management Services.

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Peckosh places great emphasis on the quality of investments, 401(k) and retirement plans, financial planning, and developing a staff with the skills and experience to be valued advisors to clients.

“On behalf of the Board of Directors, shareholders and employees, we wish Paul and his wife, Pamela, the very best in retirement,” Fuller said. “Paul’s investment experience, problem-solving skills, and commitment to community banking will certainly be missed.”

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $4 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Wealth Management Group
Wealth Management Group services are provided through seven Heartland banks with more than $1.7 billion in assets under its supervision. Unlike a brokerage arena, clients give WMG complete discretion to buy and sell securities on their behalf, making its role crucial. Staff members are highly credentialed, knowledgeable and experienced in their various areas of expertise.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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